Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 6, 2026

Among

MAREX GROUP LIMITED, as Successor Issuer

MAREX UK HOLDINGS LIMITED (formerly known as MAREX GROUP PLC), as Predecessor Issuer

and

THE BANK OF NEW YORK MELLON, as Trustee

Supplementing that Certain

SENIOR INDENTURE

Dated as of August 4, 2025

Between Marex Group plc, as Issuer and The Bank of New York Mellon, as Trustee

SENIOR DEBT SECURITIES

TABLE OF CONTENTS

		Page
ARTICLE I.

DEFINITIONS

SECTION 1.1	Certain Terms Defined in the Indenture	2

ARTICLE II.

ASSUMPTION OF OBLIGATIONS

SECTION 2.1	Assumption of Obligations by Successor Issuer	3
SECTION 2.2	Succession and Substitution; Discharge	3
SECTION 2.3	References to Company or Issuer under the Indenture and Debt Securities	3

ARTICLE III.

AMENDMENTS TO THE INDENTURE AND DEBT SECURITIES

SECTION 3.1	Amendment of Marex Group plc name in Indenture and Debt Securities	3
SECTION 3.2	Amended and Restated Form of Master Global Security	3
SECTION 3.3	Amendment to Section 8.01 of the Indenture	3
SECTION 3.4	Amendment to Section 8.03 of the Indenture	4
SECTION 3.5	Amendment to Section 10.04 of the Indenture	4
SECTION 3.6	Amendment to Section 11.08 of the Indenture	5
SECTION 3.7	Amendment to Section 13.02 of the Indenture	5

ARTICLE IV.

MISCELLANEOUS

SECTION 4.1	Relationship with Indenture	5
SECTION 4.2	Trust Indenture Act Controls	5
SECTION 4.3	Governing Law	5
SECTION 4.4	Multiple Counterparts	5
SECTION 4.5	Severability	6
SECTION 4.6	Ratification	6
SECTION 4.7	Headings	6
SECTION 4.8	Effectiveness	6
SECTION 4.9	Concerning the Trustee	7

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FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of July 6, 2026 (this “First Supplemental Indenture”), by and among Marex Group Limited, an exempted company limited by shares incorporated in Bermuda with registration number 202505104 (the “Successor Issuer”), having its registered office at c/o Compass Administration Services, Ltd., Crawford House, 50 Cedar Avenue, Hamilton, HM11 Bermuda, Marex UK Holdings Limited (formerly known as Marex Group plc), a private limited company incorporated under the laws of England and Wales with company number 05613060 (the “Predecessor Issuer” or the “Company”), having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom, and The Bank of New York Mellon, a New York Banking corporation, organized under the laws of the State of New York, as Trustee (the “Trustee”), supplements that certain Senior Indenture, dated as of August 4, 2025, by and between the Predecessor Issuer and the Trustee (the “Indenture”).

RECITALS OF THE PREDECESSOR ISSUER AND THE SUCCESSOR ISSUER

WHEREAS, the Predecessor Issuer has duly authorized, executed and delivered the Indenture to provide for the issuance from time to time of its Debt Securities, unlimited as to aggregate principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed and provided for in the Indenture;

WHEREAS, the Predecessor Issuer has duly authorized, executed and delivered a Master Global Note, dated August 4, 2025, for Senior Debt Securities, Series A (the “Master Global Note”) under the Indenture;

WHEREAS, as of the date hereof, the Predecessor Issuer has issued, under the Master Global Note and the associated Pricing Supplements and related Supplemental Obligations incorporated by reference into the Master Global Note, outstanding Debt Securities as described on Schedule A hereto (collectively, the “Outstanding Structured Notes”);

WHEREAS, the Predecessor Issuer and the Successor Issuer have entered into an Agreement and Plan of Reorganization and related transactions (collectively, the “Reorganization”) to effect, among others, the redomiciliation of the parent holding company of the Group (as defined below) from the United Kingdom to Bermuda and a corporate reorganization of the Predecessor Issuer and its consolidated subsidiaries (the “Group”);

WHEREAS, as part of the Reorganization and pursuant to a Scheme of Arrangement effected under the United Kingdom Companies Act 2006 that was approved by the High Court of Justice, Business and Property Courts of England and Wales on June 26, 2026 and that became effective on July 1, 2026, the Predecessor Issuer became a direct wholly-owned subsidiary of the Successor Issuer, and the Successor Issuer became the ultimate parent holding company of the Group;

WHEREAS, as part of the Reorganization, the Predecessor Issuer will transfer substantially all of its assets to the Successor Issuer within the meaning of Section 8.01 of the Indenture;

WHEREAS, contemporaneously with the completion of the Reorganization, (i) pursuant to Section 8.01 of the Indenture, the Successor Issuer shall assume the Predecessor Issuer’s obligation for the due and punctual payment of the principal of and any premium and interest on all outstanding Debt Securities (including the Outstanding Structured Notes) and the performance or observance of every covenant of the Indenture on the part of the Predecessor Issuer to be performed or observed and (ii) pursuant to Section 8.02 of the Indenture, the Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Predecessor Issuer under the Indenture with the same effect as if the Successor Issuer had been named as the Company in the Indenture, and thereafter, the Predecessor Issuer shall be relieved of all obligations and covenants under the Indenture and the outstanding Debt Securities (the “Succession”);

WHEREAS, Section 9.01(1) of the Indenture provides that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Debt Securities;

WHEREAS, Section 9.01(11) of the Indenture provides that, without the consent of the Holders of any Securities, the parties hereto may enter into one or more supplemental indentures to make any provision with respect to matters or questions arising under the Indenture that do not adversely affect the interests of the Holders of any series of the Debt Securities in any material respect;

WHEREAS, in connection with the Reorganization, the Predecessor Issuer and the Successor Issuer desire to execute and deliver this First Supplemental Indenture in accordance with Sections 8.01, 8.02, 9.01(1) and 9.01(11) of the Indenture, and by this First Supplemental Indenture, upon effectiveness of the Reorganization on the date hereof, to amend and supplement the Indenture in certain respects to evidence the Succession of the Successor Issuer to the Predecessor Issuer and the express assumption by the Successor Issuer of (i) the due and punctual payment of the principal, premium, if any, and interest on the outstanding Debt Securities and (ii) the performance of every covenant in the Indenture and contained in the outstanding Debt Securities to be performed or observed by Predecessor Issuer;

WHEREAS, in accordance with Sections 8.01, 8.02 and 9.01 of the Indenture, each of the Company and the Successor Issuer, by action duly taken, has respectively authorized the execution of this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms;

WHEREAS, the Company and the Successor Issuer have requested that the Trustee join with them in the execution and delivery of this First Supplemental Indenture; and

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Predecessor Issuer, the Successor Issuer and the Trustee, for the benefit of each other and for the equal and ratable benefit of the Holders of the Debt Securities, enter into this First Supplemental Indenture and agree as set forth below:

ARTICLE I.

DEFINITIONS

SECTION 1.1 Certain Terms Defined in the Indenture.

For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended and supplemented hereby.

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ARTICLE II.

ASSUMPTION OF OBLIGATIONS

SECTION 2.1 Assumption of Obligations by Successor Issuer .

Pursuant to, and in compliance and accordance with, Sections 8.01 and 9.01(1) of the Indenture, effective as of the date hereof, the Successor Issuer hereby expressly assumes the due and punctual payment of any principal, premium or interest (including all additional amounts, if any, payable pursuant to Section 10.04 of the Indenture,) in respect of all the Debt Securities (including, for avoidance of doubt, all obligations relating to the Outstanding Structured Notes set forth on Schedule A hereto) and the performance of every covenant of the Indenture on the part of the Predecessor Issuer to be performed or observed under the Indenture.

SECTION 2.2 Succession and Substitution; Discharge .

Pursuant to Sections 8.02 and 9.01(1) of the Indenture, effective as of the date hereof, the Successor Issuer hereby succeeds to, and is substituted for, and may exercise every right and power of, the Predecessor Issuer under the Indenture with the same effect as if the Successor Issuer had been named as the “Company” or the “Issuer” therein, and following such succession, substitution and assumption of obligations by the Successor Issuer, the Company is relieved of all obligations and covenants under the Indenture and the Debt Securities (including the Outstanding Structured Notes), effective as of the date hereof.

SECTION 2.3 References to Company or Issuer under the Indenture and Debt Securities.

From and after the date hereof, the provisions of the Indenture and the outstanding Debt Securities referring to the Predecessor Issuer (referred to as the ‘Company’ or the ‘Issuer’ in the Indenture and the outstanding Debt Securities) shall refer instead to the Successor Issuer, unless and until such time there is a successor to the Successor Issuer.

ARTICLE III.

AMENDMENTS TO THE INDENTURE AND DEBT SECURITIES

SECTION 3.1 Amendment of Marex Group plc name in Indenture and Debt Securities.

The name “Marex Group plc” all throughout the Indenture and the outstanding Debt Securities shall be replaced with “Marex Group Limited”.

SECTION 3.2 Amended and Restated Form of Master Global Security .

The Form of Master Global Security set forth in Section 2.06 of the Indenture is deleted in its entirety and shall be replaced with Exhibit A attached to this First Supplemental Indenture.

SECTION 3.3 Amendment to Section 8.01 of the Indenture.

Section 8.01(1) of the Indenture is hereby amended by:

(1) inserting, after the words “United Kingdom,” the words “and Bermuda”;

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(2) replacing the words “the jurisdiction” with the words “the jurisdiction(s)”; and

(3) inserting, after the words “tax purposes,” the words “and, if different, organized”;

SECTION 3.4 Amendment to Section 8.03 of the Indenture.

(a) Section 8.03(1) of the Indenture is hereby amended by deleting the proviso therein in its entirety and replacing the same with the following:

“(provided, however, that, for the purposes of the Company’s obligation to pay to Holders all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Debt Securities, the references to the United Kingdom and Bermuda in the definition of Taxing Jurisdiction in Section 10.04(a) will be substituted with references to such successor entity’s country of organization and, if different, the jurisdiction in which such successor entity is resident for tax purposes)”

(b) Section 8.03(2) of the Indenture is hereby amended by deleting the proviso therein in its entirety and replacing the same with the following:

“(provided, however, that for these purposes the references to the United Kingdom and Bermuda in the definition of Taxing Jurisdiction in Section 10.04(a) will be substituted with references to such successor entity’s country of organization and, if different, the jurisdiction in which such successor entity is resident for tax purposes)”

(c) There shall be added as the last paragraph in Section 8.03 the following:

“For the avoidance of doubt, upon any assumption of obligations pursuant to this Section 8.03: (i) references in Section 11.08(a) to any treaty or treaties affecting taxation to which the United Kingdom or Bermuda is a party shall be deemed to be replaced with references to any such treaty or treaties to which such successor entity’s country of organization, or, if different, the jurisdiction in which it is resident for tax purposes, is a party; (ii) references in Section 11.08(b) to a ‘distribution’ within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom shall be deemed to include references to any payment that is treated as a distribution (or equivalent concept) under the laws of such successor entity’s country of organization or, if different, the jurisdiction in which such successor entity is resident for tax purposes; and (iii) references in Section 13.02(5) to the United Kingdom shall be deemed to be replaced with references to such successor entity’s country of organization and, if different, the jurisdiction in which such successor entity is resident for tax purposes.”

SECTION 3.5 Amendment to Section 10.04 of the Indenture.

Section 10.04(a) of the Indenture is hereby amended by replacing the phrase “United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax” with the phrase “United Kingdom, Bermuda, or any political subdivision or taxing authority of or in any of the foregoing having the power to tax”.

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SECTION 3.6 Amendment to Section 11.08 of the Indenture.

Section 11.08(a) of the Indenture is hereby amended by replacing the phrase “any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the Debt Securities of such series” with the phrase “any treaty or treaties affecting taxation to which the United Kingdom or Bermuda is a party, which change, amendment or execution (i) in the case of the United Kingdom, becomes effective on or after the date of original issuance of the Debt Securities of such series and (ii) in the case of Bermuda, becomes effective on or after July 6, 2026”.

SECTION 3.7 Amendment to Section 13.02 of the Indenture.

Section 13.02(5) of the Indenture is hereby amended by replacing the words “United Kingdom” throughout therein with “United Kingdom or Bermuda”.

ARTICLE IV.

MISCELLANEOUS

SECTION 4.1 Relationship with Indenture.

Pursuant to Section 9.04 of the Indenture, the Indenture shall be modified in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder theretofore or thereafter of Debt Securities issued, authenticated and delivered under the Indenture shall be bound hereby. The terms and provisions contained in the Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture. However, to the extent any provision of the Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

SECTION 4.2 Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 4.3 Governing Law.

The Indenture, This First Supplemental Indenture and the Debt Securities (including the Outstanding Structured Notes) shall be governed by, and construed in accordance with, the Law of the State of New York.

SECTION 4.4 Multiple Counterparts.

The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This First Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied

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manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 4.5 Severability.

Each provision of this First Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this First Supplemental Indenture, or the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 4.6 Ratification.

The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

SECTION 4.7 Headings.

The Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction thereof.

SECTION 4.8 Effectiveness.

The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

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SECTION 4.9 Concerning the Trustee.

In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution or sufficiency of this First Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of each of the Company and the Successor Issuer. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, indemnities, powers, and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Marex Group Limited

By:	/s/ Ian Lowitt
Name: Ian Lowitt
Title: Chief Executive Officer

Marex UK Holdings Limited (formerly known as Marex Group plc)

By:	/s/ Ian Lowitt
Name: Ian Lowitt
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture]

The Bank of New York Mellon

By:	/s/ Melissa Matthews
Name: Melissa Matthews
Title: Vice President

[Signature Page to First Supplemental Indenture]

SCHEDULE A

Schedule of Outstanding Structured Notes

ISIN	Name of Notes	Maturity Date	Notional
US56653LAE56	Autocallable Contingent Income (with Memory) Barrier Notes WO Stocks	December 4, 2028	$835,000.00
US56653LAH87	Leveraged Barrier Notes	December 27, 2027	$1,320,000.00
US56653LAF22	Autocallable Contingent Income Barrier WO Index	January 7, 2031	$3,000,000.00
US56653LAG05	Trigger Phoenix Mem WO ETF	January 22, 2031	$527,000.00
US56653LAQ86	Leveraged Barrier Notes WO Index and ETF	February 17, 2028	$1,000,000.00
US56653LAT26	Autocallable Contingent Income (with Memory) Barrier Notes WO Stocks	April 5, 2027	$558,000.00
US56653LBA26	Issuer Callable Contingent Income Barrier Notes WO Index and ETF	January 27, 2028	$8,500,000.00
US56653LBF13	Autocallable Contingent Income Barrier Notes WO Stocks	May 20, 2027	$1,327,000.00
US56653LBG95	Principal Protected Absolute Return Notes	May 22, 2028	$1,010,000.00
US56653LBJ35	Issuer Callable Contingent Income Barrier Notes WO Index and ETF	May 24, 2027	$8,500,000.00
US56653LBH78	Capped Leveraged Buffered Notes	May 22, 2028	$4,000,000.00
US56653LBE48	Contingent Income Barrier Notes WO ETF	May 24, 2029	$2,535,000.00
US56653LBN47	Autocallable Fixed Income Barrier Notes WO Stocks	December 8, 2027	$2,000,000.00
US56653LBP94	Autocallable Fixed Income Notes with Absolute Return Buffer WO Stocks	December 20, 2027	$300,000.00
US56653LBR50	Issuer Callable Fixed Interest Barrier Notes WO Index	June 29, 2027	$8,500,000.00
US56653LBQ77	Issuer Callable Contingent Income Barrier Notes WO Index and ETF	December 22, 2027	$1,077,000.00

		TOTAL:	$44,989,000.00

Schedule A-1

EXHIBIT A

Form of Master Global Security

(attached)

(Face of Security)

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THAT CERTAIN INDENTURE DATED AS OF AUGUST 4, 2025 (AS AMENDED AND SUPPLEMENTED BY THAT CERTAIN FIRST SUPPLEMENTAL INDENTURE DATED AS OF JULY 6, 2026, BY AND AMONG MAREX UK HOLDINGS LIMITED (FORMERLY KNOWN AS MAREX GROUP PLC), MAREX GROUP LIMITED AND THE BANK OF NEW YORK MELLON (THE “FIRST SUPPLEMENTAL INDENTURE”) AND TOGETHER WITH THE FIRST SUPPLEMENTAL INDENTURE, AND AS MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, THE “INDENTURE”) BY AND BETWEEN MAREX GROUP LIMITED (AS SUCCESSOR TO MAREX GROUP PLC) AND THE BANK OF NEW YORK MELLON, AS TRUSTEE (THE “TRUSTEE”, WHICH TERM INCLUDES ANY SUCCESSOR TRUSTEE UNDER THE INDENTURE) AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MAREX GROUP LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS DEBT SECURITY IS A MASTER GLOBAL SECURITY WITHIN THE MEANING SPECIFIED HEREIN AND REPRESENTS AN INVESTMENT SECURITY WITHIN THE MEANING OF ARTICLE EIGHT OF THE UNIFORM COMMERCIAL CODE (“NY UCC”). THIS DEBT SECURITY IS SUBJECT TO AND GOVERNED BY SECTION 8-202 OF THE NY UCC. THE TERMS OF ANY SUPPLEMENTAL OBLIGATION REPRESENTED HEREBY ARE INCORPORATED BY REFERENCE TO THE APPLICABLE PRICING SUPPLEMENT. BY ACCEPTANCE OF THIS DEBT SECURITY, THE HOLDER IS DEEMED TO HAVE KNOWLEDGE OF SUCH TERMS AND TO HOLD SUCH SUPPLEMENTAL OBLIGATION(S) SUBJECT TO AND IN ACCORDANCE WITH SUCH TERMS.

MAREX GROUP LIMITED

Title of Series: SENIOR DEBT SECURITIES, SERIES A

Title of Debt Securities: as provided in the relevant

Pricing Supplement for each Supplemental Obligation

(Master Global Security)

This Debt Security is a Global Security within the meaning of the Indenture and represents one or more Supplemental Obligations, as such term is defined in the Indenture, of Marex Group Limited (hereinafter the “Company”, which term includes any successor Person under the Indenture). The terms of each Supplemental Obligation are and will be reflected in this Debt Security and in the applicable pricing supplement relating to such Supplemental Obligation, which supplement is on file with the Trustee hereinafter referred to and which supplement is identified on Annex A hereto. With respect to each Supplemental Obligation, the terms of the Supplemental Obligation contained in the applicable pricing supplement, together with any provisions of any other prospectus or prospectus supplement designated in such pricing supplement for incorporation herein with respect to such Supplemental Obligation (each such pricing supplement, together with such other prospectus, prospectus supplement and any product-specific prospectus supplement designated therein, a “Pricing Supplement”), are hereby incorporated by reference and are deemed to be a part of this Security as of the Original Issue Date specified on Annex A, and binding upon the parties hereto; provided, however, that only the terms specified in the Pricing Supplement that describe the rights and obligations of Holders of this Debt Security, including, but not limited to, Holders’ obligation to agree to treat, for U.S. federal income tax purposes, each Supplemental Obligation consistent with the U.S. federal income tax treatment set forth in the applicable Pricing Supplement, or the rights and obligations of the Company with respect thereto, including payments due on this Debt Security, are incorporated as terms of this Debt Security and no hypothetical examples, risk factors, historical information or other information provided in the Pricing Supplement shall be used to determine the terms of this Debt Security. Each reference to “this Debt Security” or a “Debt Security of this series” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Debt Security is subject to modification, amendment, supplementation or elimination through the incorporated terms of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Debt Security so modified, amended or eliminated. Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Debt Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including the manner of determining the amount of cash payable or (if applicable) Securities deliverable at maturity and the method of determining, and the dates (if any) for the payment and resetting of, interest, if any, on such Supplemental Obligation (including, without limitation, information relating to any applicable interest rate, relevant securities, currency, commodities or other index or indices, any single security, currency or commodity or basket thereof of any combination of the foregoing that may be relevant to such determination), the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture, including any limitation on the ability of the Holder to seek to collect amounts due hereunder.

Terms that are used and not defined in this Debt Security but that are defined in the Indenture are used herein as defined therein.

This Debt Security is a “Master Note”, which term means a Master Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, in each case the principal (and premium, if any) as specified in the applicable Pricing Supplement and on each interest payment date and at maturity, the interest then due and payable, with respect to such Supplemental Obligation, if any, as so specified in the applicable Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, any premium and any such installment of interest that is overdue at any time shall also bear interest at the rate per annum at which the principal then bears interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

With respect to each Supplemental Obligation, unless otherwise set forth in the applicable Pricing Supplement, any interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the 3rd business day preceding such interest payment date (a “Regular Record Date”). Any interest not punctually so paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of the applicable series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

(1) Currency of Payment

Payment of principal of (and premium, if any) and interest on any Supplemental Obligation will be made in the currency designated as the “specified currency” for such payment (or in a comparable manner) in the applicable Pricing Supplement (the “Specified Currency” for any payment on such Supplemental Obligation). For each Supplemental Obligation, any payment shall be made in the Specified Currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the Euro is the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time), provided that if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

(2) Manner of Payment – U.S. Dollars

Payment of any amount payable on any Supplemental Obligation of any series represented hereby in U.S. dollars will be made, by 10 a.m. New York City time, at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) or by wire transfer as described in the next paragraph, against surrender of such Supplemental Obligation in the case of any payment due at maturity (other than any payment of interest that first becomes due on an interest payment date); provided, however, that subject to the next paragraph, payment of interest will be made by wire transfer of immediately available funds to the account of the Person entitled thereto as such account shall appear in the Register.

Payment of any amount payable on any Supplemental Obligation of any series represented hereby in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if the principal of such Supplemental Obligation is at least $1,000,000, and the account information is received on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the maturity of the principal hereof, other than any payment of interest that first becomes due on an interest payment date, subject to the section below entitled “Manner of Payment—Global Securities,” this Supplemental Obligation must be surrendered at the office or agency of the Trustee maintained for that purpose in The City of New York (or at any other office or agency maintained by the Trustee or a Registrar for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on such Supplemental Obligation of any series payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an interest payment date, such written request must be made by the Person who is the registered Holder of this Supplemental Obligation on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Supplemental Obligation, but any present or future tax, duty, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Supplemental Obligation and may be deducted from the payment by the Company or the Paying Agent.

(3) Manner of Payment – Global Securities

Notwithstanding any provision of this Debt Security or the Indenture, the Company will make any and all payments of principal and any premium and interest on any Supplemental Obligation pursuant to the applicable procedures of the Depositary for this Debt Security as permitted in Section 3.01 of the Indenture. Notwithstanding the foregoing, whenever the provisions hereof require that this Supplemental Obligation be surrendered against payment of the principal and any premium and interest, such surrender may be effected by means of an appropriate adjustment to Annex A hereto to reflect the discharge of such payment, such an adjustment shall be made by the Trustee in a manner not inconsistent with the procedures of the Depositary, and in such circumstances this Supplemental Obligation need not be surrendered.

(4) Payments Due on a Business Day

Notwithstanding any provision of this Debt Security or the Indenture and unless otherwise specified in the Pricing Supplement, where any interest payment date, redemption date, repayment date or maturity date of any Supplemental Obligation shall not be a Business Day at any Place of Payment, then payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the interest payment date, redemption date, repayment date, or at the maturity date; provided, however, that no interest shall accrue for the period from and after such interest payment date, redemption date, repayment date or maturity, date as the case may be, to the date of such payment.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or electronic signature (provided that any electronic signature is a true representation of the signer’s actual signature), this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:    , 2026

MAREX GROUP LIMITED, as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title: Authorized Signatory

[Signature Page to Marex Structured Notes – Master Global Security]

[REVERSE OF SECURITY]

Securities and the Indenture

This Security is one of a duly authorized issue of debt securities of the Company (herein called the “Debt Securities”) issued and to be issued in one or more series under an Indenture, dated as of August 4, 2025, relating to Senior Debt Securities (as amended and supplemented by that certain First Supplemental Indenture dated as of July 6, 2026, by and among Marex UK Holdings Limited (formerly known as Marex Group plc), Marex Group Limited and The Bank of New York Mellon (the “First Supplemental Indenture”) and, together with the First Supplemental Indenture and as it has been and may be further supplemented from time to time, the “Indenture”), between Marex Group Limited (as successor to Marex Group plc) and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. In the event of any conflict between the Indenture and any Pricing Supplement, the Pricing Supplement shall prevail with respect to the applicable Supplemental Obligation, to the extent lawful.

In the case of the acquisition of all or a portion of a Supplemental Obligation by the Company or any Affiliate thereof, the Company or such Affiliate may submit to the Trustee such evidence of such acquisition as is reasonably acceptable to the Trustee, whereupon the Trustee, at the Company’s written direction, shall reduce the principal amount of such Supplemental Obligation in Annex A hereto by such acquired amount, and the principal amount of such Supplemental Obligation shall be reduced accordingly for all purposes of this Security.

Series and Denominations

This Debt Security is one of the series of Debt Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Debt Securities designated as Notes Series A.

The Supplemental Obligations of any series are issuable only in registered form without coupons in “Authorized Denominations,” which term shall have the following meaning. For each Supplemental Obligation of any series having a principal amount payable in U.S. dollars, unless otherwise specified in the applicable Pricing Supplement, the Authorized Denominations shall be $1,000 and multiples thereof.

Redemption at the Company’s Option

Unless otherwise set forth in the applicable Pricing Supplement, a Supplemental Obligation represented hereby shall not be redeemable at the option of the Company before the maturity date. In the event the Company elects to redeem this Supplemental Obligation, notice will be given to registered holders in the manner specified in the applicable Pricing Supplement.

In the event of redemption of this Supplemental Obligation in part only, appropriate annotation of such partial redemption shall be made on Annex A.

Unless otherwise set forth in the applicable Pricing Supplement, a sinking fund provision will not be applicable.

Repayment at the Holder’s Option

Unless otherwise set forth in the applicable Pricing Supplement, a Supplemental Obligation represented hereby shall not be repayable at the option of the Holder before the maturity date. If the applicable Pricing Supplement provides otherwise, then the procedures for such repayment will be set forth in that Pricing Supplement.

Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Debt Security of any Series is registrable in the Register, upon surrender of a Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on any Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debt Securities of the same series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of any series are exchangeable for a like aggregate principal amount of Debt Securities of the same series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company and/or the Trustee may require payment of a sum sufficient to cover any tax, duty, assessment or other governmental charge payable in connection therewith.

Prior to due presentment of any Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the owner hereof for all purposes, whether or not the Debt Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

This Debt Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities. Any such exchange shall be recorded by the Trustee or a Registrar on Annex B hereto.

This Debt Security is a Master Note and may be exchanged at any time, solely upon the written request of the Company to the Trustee, for one or more Global Securities in the same aggregate principal amount, each of which may or may not be a Master Note, as requested by the Company. Any such exchange shall be recorded by the Trustee or a Registrar on Annex B hereto. Each such replacement Global Security that is a Master Note shall reflect such series of Debt Securities that the Company shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Debt Security as requested by the Company, and such Global Security shall be appropriately modified so as to reflect the terms of such Debt Security.

Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of a Debt Security or of any series of Debt Securities or certain restrictive covenants and Events of Default with respect to a Debt Security or a series of Debt Securities, in each case upon compliance with certain conditions set forth in the Indenture. Such provisions are applicable to a particular Supplemental Obligation or series of Debt Securities unless otherwise provided in the applicable Pricing Supplement with respect to such Supplemental Obligation.

Default

If an Event of Default with respect to a Supplemental Obligation of any series evidenced hereby shall occur and be continuing, the principal of such Debt Securities plus any accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture and the applicable Pricing Supplement with respect to such Supplemental Obligation. Upon payment (i) of the amount of principal and any accrued and unpaid interest so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and any interest on such Supplemental Obligation shall terminate.

Remedies

If an Event of Default with respect to a Supplemental Obligation occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of this series may declare this Supplemental Obligation to be due and payable immediately in the amounts and as described in the applicable Pricing Supplement, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amount shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on this Supplemental Obligation shall terminate.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on any Supplemental Obligation at the times, place and rate, and in the coin or currency, herein prescribed.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected as described in the Indenture.

The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series to, on behalf of the Holders of all the Debt Securities of any such series, waive any past default under the Indenture with respect to such series and its consequences, with certain exceptions. Upon any such waiver, such default shall cease to exist, and any Event of Default (as defined in the Indenture) arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities of such series under the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Ranking

This Debt Security and each Supplemental Obligation represented hereby constitute direct unsecured senior obligations of the Company and will each rank on a parity with all of the other unsecured and unsubordinated senior indebtedness of the Company, present and future, except for such obligations as are preferred by operation of law. This Debt Security and each Supplemental Obligation represented hereby are not deposit liabilities of the Company and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

Additional Amounts

Unless otherwise set forth in the applicable Pricing Supplement, Additional Amounts shall be payable on this Debt Security and each Supplemental Obligation represented hereby, pursuant to Section 10.04 of the Indenture.

Definitions

All terms used in this Debt Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

This Debt Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ANNEX A

Pricing Supplement (Name and/or Accession Number)	CUSIP Number and Title of Supplemental Obligation	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee or Paying Agent Notation

ANNEX B

SCHEDULE OF EXCHANGES OF SUPPLEMENTAL OBLIGATIONS

The following exchanges of a part of this Master Global Security for physical certificates or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Registrar

ANNEX C

CUSIP NO.

Supplemental Obligation No.

Pricing Supplement No. and Date

ORIGINAL ISSUE DATE:

MAREX GROUP LIMITED

SENIOR DEBT SECURITIES, NOTES SERIES A

(MASTER NOTE)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THE SUPPLEMENTAL OBLIGATION REFERENCED IN THIS NOTICE IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Supplemental Obligation referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Supplemental Obligation, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Supplemental Obligation provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Supplemental Obligation are used herein as defined therein.

For such Supplemental Obligation to be repaid the Company must receive at the applicable corporate trust office of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of such Supplemental Obligation, on any Business Day not later than the 30th or earlier than the 60th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Supplemental Obligation, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Supplemental Obligation, (b) the principal amount of such Supplemental Obligation and the amount of such Supplemental Obligation to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that an appropriate adjustment to Annex B to the Master Global Security, with such adjustment to be made by the Trustee or a Registrar in a manner not inconsistent with the Applicable Procedures of the Depositary for the Debt Security, will be made to reflect the discharge of such Supplemental Obligation to be repaid herewith, not later than five Business Days after the date of such facsimile transmission or letter (provided that this form, duly completed and signed, is also received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Corporate Trust Re: Marex Group Limited

Email: gcs.specialty.glam.conv@bny.com

or at such other place as the Company or the Trustee shall notify the holder of such Debt Security.

If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Debt Security or Debt Securities to be issued (if any) to the Holder in respect of the portion of such Supplemental Obligation not being repaid (in the absence of any specification, one Debt Security will be issued in respect of the portion not being repaid):

Date:	By:

Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Debt Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT _ Custodian (Cust) (Minor) Under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS

INCLUDING ZIP CODE OF ASSIGNEE

the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Debt Security on the books of the Company, with full power of substitution in the premises.

Date:	By:
Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any other change whatever.